UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2016

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 12, 2016, ADTRAN, Inc. announced its financial results for the fiscal quarter ended March 31, 2016 and certain other information.

ADTRAN also announced that its Board of Directors declared a quarterly cash dividend of $0.09 per common share to be paid to shareholders of record at the close of business on April 28, 2016. The ex-dividend date is April 26, 2016 and the payment date is May 12, 2016.

A copy of ADTRAN’s press release announcing such financial results and other information is attached as Exhibit 99.1 hereto and incorporated by reference herein.

In addition, ADTRAN has posted supplemental information regarding revenues by operating segment, category, and product subcategory (former reporting structure only) under its new and former reporting structure for the fiscal quarter ended March 31, 2016, and recast financial segment and category information for the four quarters and full year for fiscal years 2014 and 2015, as if reported under the new operating reporting structure, on the Investor Relations page of its website, www.adtran.com. A copy of the supplemental information is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release dated April 12, 2016

99.2	Revenues by product and segment classification

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on April 13, 2016.

ADTRAN, Inc.
(Registrant)

By:	/s/ Roger D Shannon
Roger D. Shannon Senior Vice President of Finance,
Chief Financial Officer, Corporate Secretary and Treasurer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 12, 2016

99.2	Revenues by product and segment classification

4